Exhibit 99.1

Gulf Resources Reports Q1 2019 Results and Updates on Recent Developments

SHOUGUANG, China, May 13, 2019 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its unaudited and preliminary financial results for the first quarter of 2019 and provided updates on its recent developments.

Financial Results

  On April 2, 2019 Gulf Resources received governmental approval to open bromine factory #7 (a combination of factories #5 and #7) and sub-factory #1 (now called factory #4). These factories have begun operation in April, 2019.
  During the first quarter 2019, Gulf commenced trial production at its natural gas well in Sichuan Province.
  Despite the lack of operations for most of the past 18 months and the substantial investment in new facilities, Gulf ended the quarter with:
  °  Cash of $179,653,141 or $3.83* per share
  °  Net Net Cash (Cash minus all liabilities) of $163,810,739 or $3.49* per share
  °  Working capital of $176,057,345 or $3.75* per share
  °  Shareholders’ equity of $295,137,216 or $6.29* per share.

“The past 18 months were extremely difficult for us,” stated Liu Xiaobin, the CEO of Gulf Resources, “now we are beginning to get our major facilities back in operation and are very excited about the potentials of our business.”

Update on Bromine and Crude Salt

During the first quarter of 2019, Gulf Resources made progress in moving to reopen its bromine and crude salt facilities. On April 2, shortly after the end of this quarter, we received an approval to open bromine factories #7 (a combination of factories #5 and #7) and subdivision of factory #1 (which will now be called factory #4). During April, we began production and testing our new equipment. Because these factories have been rectified completely, we are during both testing and initial production stage. Once we are satisfied with the operations, we will begin full production.

We also received approvals for the inside rectification of factories #1 and #9 and are now focusing on the outside rectification. We currently expect to receive approvals for these factories by the end of Q2 2019 or early Q3 2019. Upon receipt of all required approval, we will follow the same processes we are using with our existing factories.

The remaining three factories #2, 8, and 10 are going through rectification. Most of these rectifications are related to the planning approval and the land use rights approval. As previously noted, we entered into a contract with a third party to allow the Company to use the land adjacent to factory #10 for waste water discharge and have invested $1.0 million to build an aqueduct to discharge the waste water.

Because of the factory closure issue and RMB weakness, the price of bromine has been exceptionally high, at about RMB 35,000 Yuan per tonne. At these levels, we believe our business can be profitable.

Because of our strong cash position, we will consider about potential acquisitions. We believe our strong relations with the local government and our experience in rectifying our facilities and receiving approvals, should enable us to acquire bromine assets from smaller, struggling competitors at attractive valuations.

UPDATE ON CHEMICALS

We are still awaiting final approval for our new chemical facilities. We have already spent $10.9 million on the land and the plans for the factory that will be located in the Bohai Marine Fine Chemical Industrial Park. We expect to receive the required approvals before we can begin construction. We expect our chemical factory to be operational before the end of 2020.

In addition, because the Shandong provincial government has announced the permanent closing of more than 600 chemical factories in Shandong Province, we expect our chemical factory, when it finally opens, to face less competition.

UPDATE ON NATURAL GAS

Trial production at our first well in Daying County, Sichuan Province started 4 months ago. We believe our trial production is on track. During the first quarter we sold $38,570 of natural gas. While the revenue from natural gas is nominal, we consider it to be substantial progress. We expect trial production to last for another three to four months, after which we expect to move to commercial production stage.

As we enter commercial production, we expect to increase production gradually. Our mid-term production goal is approximately 20,000 cubic meters per day.

We are in the process of applying for related certificates to drill more gas wells. With years of knowledge building for our personal and equipped facility we expect to expand our natural gas business.

Management Commentary

“We greatly appreciate the support of our investors,” Mr. Liu Xiaobin stated. “We know how frustrating it has been for you, and for us. Now, however, we are increasingly optimistic.”

“To meet the new environmental rules,” Mr. Liu continued, “the government has forced the closing of a lot of bromine, crude salt, and chemical facilities in Shandong Province. We believe this could mean less competition, higher prices, more opportunities and greater profitability to players in our industry. In addition, new regulations are expected to greater demand for clean burning fuels like natural gas.”

“We have worked diligently to satisfy the new government regulations,” Mr. Liu concluded. “Now we expect to be entering a period where we can reap the benefits of our hard work and provide our patient shareholders with long-term rewards.”

(* All calculations have not been audited and per share have been calculated based on 46,920,760 shares of common stock issued and outstanding as shown on the balance sheet in the Form 10-Q for the period ended March 31, 2019.)

Conference Call

Gulf Resources' management will host a conference call on Tuesday, May 14, 2019 at 8:30 am Eastern Time to discuss its financial results for the First quarter 2019 results ended March 31, 2019.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (706) 643-1666. The conference participant pass code is 6058885.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 05/14/2019 11:30 EST - 06/13/2019 23:59  EST. To access the replay, call +1 (855) 859-2056. International callers should call +1 (404) 537-3406. The conference ID is 6058885.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com
           Director of Investor Relations
           Helen Xu
           beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	March 31, 2019 Unaudited	December 31, 2018 Audited
Current Assets
Cash	$179,653,141	$178,998,935
Accounts receivable	20,508	—
Inventories, net	—	—
Prepayments and deposits	1,383,052	8,096,636
Prepaid land leases	186,888	235,459
Other receivable	11,103	12,506
Total Current Assets	181,254,692	187,343,536
Non-Current Assets
Property, plant and equipment, net	89,963,658	82,282,630
Finance lease right-of use assets	190,128	250,757
Operating lease right-of –use assets	9,520,317	—
Prepaid land leases, net of current portion	9,255,159	9,639,009
Deferred tax assets	20,795,664	19,030,858
Total non-current assets	129,724,926	111,203,254
Total Assets	$310,979,618	$298,546,790

Liabilities and Stockholders’ Equity
Current Liabilities
Other payable and accrued expenses	$3,433,204	$905,258
Retention payable	299,724	332,416
Taxes payable-current	807,742	1,188,687
Finance lease liability, current portion	240,021	197,480
Operating lease liabilities, current portion	416,656	—
Total Current Liabilities	5,197,347	2,623,841
Non-Current Liabilities
Finance lease liability, net of current portion	2,109,459	2,069,545
Operating lease liabilities, net of current portion	8,535,596	—
Total Non-Current Liabilities	10,645,055	2,069,545
Total Liabilities	$15,842,402	$4,693,386

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 47,149,909 and 47,502,940 shares issued; and 46,920,760 and 46,803,791 shares outstanding as of March 31, 2019 and December 31, 2018, respectively	23,573	23,525
Treasury stock; 229,149 and 249,149 shares as of March 31, 2019 and December 31, 2018 at cost	(510,329)	(554,870)
Additional paid-in capital	94,997,819	95,020,808
Retained earnings unappropriated	180,704,307	185,608,445
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive loss	(4,311,698)	(10,478,048)
Total Stockholders’ Equity	295,137,216	293,853,404
Total Liabilities and Stockholders’ Equity	$310,979,618	$298,546,790

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended March 31,
	2019	2018

NET REVENUE
Net revenue	$38,570	$2,247,267

OPERATING EXPENSE
Cost of net revenue	(36,407)	(1,241,809)
Sales, marketing and other operating expenses	—	(34,974)
Direct labor and factory overheads incurred during plant shutdown	(4,293,022)	(5,695,519)
General and administrative expenses	(2,105,171)	(3,571,945)
	(6,434,600)	(10,544,247)

LOSS FROM OPERATIONS	(6,396,030)	(8,296,980)

OTHER INCOME (EXPENSE)
Interest expense	(38,824)	(43,344)
Interest income	135,579	169,478
LOSS BEFORE TAXES	(6,299,275)	(8,170,846)

INCOME TAX BENEFIT	1,395,137	1,193,746

NET LOSS	$(4,904,138)	$(6,977,100)

COMPREHENSIVE LOSS:
NET LOSS	$(4,904,138)	$(6,977,100)
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	6,166,350	15,948,911

COMPREHENSIVE INCOME	$1,262,212	$8,971,811

LOSS PER SHARE:
BASIC	$(0.10)	$(0.15)
DILUTED	$(0.10)	$(0.15)

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	46,886,558	46,803,791
DILUTED	46,886,558	48,826,388

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended March 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,904,138)	$(6,977,100)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Interest on capital lease obligation	38,659	41,797
Amortization of prepaid land leases	—	144,097
Depreciation and amortization	3,377,249	4,757,530
Unrealized exchange loss on translation of inter-company balances	503,228	1,058,852
Deferred tax asset	(1,395,137)	(1,193,746)
Common stock issued for services	21,600	—
Changes in assets and liabilities
Accounts receivable	(20,469)	20,442,483
Inventories	—	1,039,959
Prepayments and deposits	(35,157)	(81,635)
Other receivables	1,631	—
Other payable and accrued expenses	2,509,573	(68,833)
Retention payable	(39,027)	—
Taxes payable	(377,581)	735,426
Operating lease	55,843	—
Net cash (used in) provided by operating activities	(263,726)	19,898,830

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	—	(367,143)
Purchase of property, plant and equipment	(2,528,111)	(121,710)
Net cash used in investing activities	(2,528,111)	(488,853)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,446,043	8,404,233
NET INCREASE IN CASH AND CASH EQUIVALENTS	654,206	27,814,210
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	178,998,935	208,906,759
CASH AND CASH EQUIVALENTS - END OF PERIOD	$179,653,141	$236,720,969

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$—	$—
Operating right-of-use assets obtained in exchange for lease obligations	$8,241,818	$—

SUPPLEMENTAL DISCLOSURE OF CASH NON-CASH INVESTING AND FINANCING ACTIVITIES
Par value of common stock issued upon cashless exercise of options	$48	$—